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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

MoSys, Inc.
Sunnyvale, California

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64302, 333-104071, 333-118992, 333-123364, 333-132492, and 333-141264) of MoSys, Inc. of our report dated March 12, 2007, relating to the consolidated financial statements and schedule of MoSys, Inc. as of December 31, 2006 and for the two years ended December 31, 2006 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

San Francisco, California
March 14, 2008

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  EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm